UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2009

American Community Properties Trust
(Exact Name of Registrant as Specified in Charter)

Maryland	1-14369	52-2058165
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Smallwood Village Center
St. Charles, Maryland	20602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 843-8600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 30, 2009, pursuant to the previously disclosed Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 25, 2009, by and among FCP Fund I, L.P. (“Parent”), FCP/ACPT Acquisition Company, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), and American Community Properties Trust (“ACPT”), Merger Sub was merged with and into ACPT (the “Merger”), with ACPT surviving after the Merger as a wholly-owned subsidiary of Parent.

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on December 30, 2009, ACPT notified the New York Stock Exchange AMEX (the “AMEX”) that each of ACPT’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) has been converted into the right to receive $7.75 per share in cash, without interest, and requested that the AMEX file with the Securities and Exchange Commission (“SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist the Common Shares from the AMEX and deregister the Common Shares under Section 12(b) of the Exchange Act.

ACPT also intends to file with the SEC a Certification and Notice of Termination and Suspension on Form 15, requesting that the Common Shares be deregistered under Section 12(g) of the Exchange Act and suspending ACPT’s duty to file reports under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.   Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, at the Effective Time (as such term is defined in Item 5.01 below) of the Merger, each Common Share issued and outstanding immediately prior to the Effective Time of the Merger was converted into the right to receive $7.75 per share in cash, without interest.

Item 5.01.   Changes in Control of Registrant.

On December 30, 2009, pursuant to the terms of the Merger Agreement, Parent consummated the acquisition of ACPT through the merger of Merger Sub with and into ACPT.  As a result of the Merger, ACPT became a wholly-owned subsidiary of Parent.  Pursuant to the terms of the Merger Agreement, the Merger became effective upon the acceptance for record by the State Department of Assessments and Taxation of Maryland of the Articles of Merger (the “Effective Time”) on December 30, 2009.  At the Effective Time each Common Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive $7.75 in cash, without interest.  The aggregate purchase price paid for all of the equity securities of ACPT was approximately $43.6 million.

The description of the Merger Agreement herein is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to ACPT’s Current Report on Form 8-K filed with the SEC on September 28, 2009, and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, Thomas J. Shafer, J. Michael Wilson, Stephen K. Griessel, Michael Williamson, Thomas E. Green, Antonio Ginorio and Donald J. Halldin voluntarily resigned as trustees of ACPT as of the Effective Time.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

2.1           Agreement and Plan of Merger, dated as of September 25, 2009, by and among Parent, Merger Sub and ACPT (incorporated by reference from Exhibit 2.1 attached to ACPT’s Current Report on Form 8-K filed with the SEC on September 28, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY PROPERTIES TRUST
Date: December 30, 2009	By: /s/ Matthew M. Martin Matthew M. Martin Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number              Description

2.1               Agreement and Plan of Merger, dated as of September 25, 2009, by and among Parent, Merger
                            Sub and ACPT (incorporated by reference from Exhibit 2.1 attached to ACPT’s Current Report on Form 8-K filed with the SEC on September 28, 2009).